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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2004

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 2200, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On December 30, 2004 Forest Oil Corporation ("Forest") approved a new 2005 Salary Deferred Compensation Plan (the "Plan"), pursuant to which a select group of management, highly compensated employees and directors of Forest may elect to defer certain compensation otherwise due such participant. The Plan is not funded and is administered by the Compensation Committee of the Board of Directors (the "Committee"). Under the terms of the Plan, Forest will maintain a recordkeeping account in the name of each participant in the Plan for deferrals made by a participant pursuant to a deferral election and will deposit all deferred amounts in a trust administered by a third-party financial institution serving in the capacity as trustee for the Plan. At all times participants in the Plan will be unsecured creditors of Forest and the assets of the trust will be available to creditors of Forest in the event of its insolvency or bankruptcy.

        Amounts credited to a participant's deferral account will be deemed to be invested, at the participant's direction, in an array of hypothetical investments selected from a list established by the Committee; however, the hypothetical investments will be used for measurement purposes only and a participant shall not have any rights in or to the investments themselves. Participants will be 100% vested in their deferral accounts at all times, unless otherwise specified in the participant's deferral election. The taxable income and losses of the trust established for this Plan will be included in the computation of Forest's taxable income. Forest's tax deductions for any compensation deferred under the Plan will be delayed until the funds held in the trust are distributed to the participants. As of the date hereof, no amounts have been deposited into the Plan trust.

        Under certain conditions, the Plan may be amended, suspended or terminated by the Board of Directors or the Committee with retroactive or prospective effect and the Committee may, without the consent of the participants, amend the terms of the Plan on or before December 31, 2005, as the Committee determines to be necessary, appropriate or advisable in order to satisfy the requirements of the American Jobs Creation Act of 2004.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On January 1, 2005 Victor Wind was elected to serve as Forest's Controller-Financial Accounting and was designated as Forest's principal accounting officer. Prior to joining Forest, Mr. Wind, age 31, was with Evergreen Resources, Inc., a publicly traded oil and gas exploration and development company that merged with another public company in September 2004. He served as Controller from July 2001 to July 2003 and Director of Financial Reporting from July 2003 until January 1, 2005. From November 1997 through July 2001 Mr. Wind was with the public accounting firm of BDO Seidman, LLP, where he worked as an audit senior and then audit manager.

        Effective as of January 1, 2005, Joan Sonnen resigned from Forest in her capacity as Controller-Financial Accounting, Chief Accounting Officer and Assistant Secretary and will no longer serve as Forest's principal accounting officer. Ms. Sonnen will remain employed by Forest in the capacity of Vice President.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)
Dated: January 4, 2005	By:	/s/ NEWTON W. WILSON III Newton W. Wilson III Senior Vice President—General Counsel and Secretary

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES